EXHIBIT 23.2
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                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1993 Equity Participation Plan, 1997 Equity Participation Plan, 1998 Equity Participation Plan, and 2002 Equity Participation Plan of Triarc Companies, Inc. of our report dated February 2, 2001, with respect to the consolidated financial statements of Encore Capital Group, Inc. (formerly MCM Capital Group, Inc.) for the year ended December 31, 2000, included as Exhibit 99.1 in the Annual Report on Form 10-K of Triarc Companies, Inc. for the fiscal year ended December 29, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Kansas City, Missouri
September 3, 2003